Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CITIZENS COMMUNICATIONS COMPANY


     THE UNDERSIGNED, being the Secretary of Citizens Communications Company, hereby certifies that:

     FIRST: The name of the Corporation is CITIZENS COMMUNICATIONS COMPANY.

     SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 1935.

     THIRD:   Articles   FIRST  and  THIRD  of  the  Restated   Certificate   of
Incorporation are hereby amended as follows:

          (a) Article FIRST is hereby amended to read in its entirety as follows:

          FIRST:  The  name  of  the  corporation  is  FRONTIER   COMMUNICATIONS
     CORPORATION.

          (b) Article THIRD is hereby amended to read in its entirety as follows:

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as from time to time amended.

     FOURTH: The foregoing amendment of the Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders and the Board of Directors, respectively, of the Company in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: The capital of the Corporation will not be reduced under or by reason of any amendment in this Certificate of Amendment hereinafter set forth.

     SIXTH: The foregoing amendment in this Certificate of Amendment shall be effective as of 12:01 a.m. on July 31, 2008.

     IN WITNESS WHEREOF, the Secretary of the Corporation has caused this Certificate of Amendment to be issued this 23rd day of July 2008.


                                /s/ Hilary E. Glassman
                                -------------------------------------------
                                Hilary E. Glassman
                                Senior Vice President, General Counsel and
                                Secretary